UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 6, 2014

Midstates Petroleum Company, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35512	45-3691816
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

4400 Post Oak Parkway, Suite 1900 Houston, Texas	77027
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 595-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2014, the Compensation Committee of Midstates Petroleum Company, Inc. (the “Company”) approved the award of cash and equity retention awards to Nelson Haight, Senior Vice President, Chief Financial Officer and Chief Accounting Officer and Dexter Burleigh, Senior Vice President — Strategic Planning and Treasury.

The cash retention awards are in the amounts of $90,000 and $87,000 for Messrs. Haight and Burleigh, respectively, and will be payable in three equal installments on July 1, 2014, January 2, 2015 and July 1, 2015. The foregoing description of the awards does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Cash Retention Award, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

The equity retention awards are in the form of time-vested restricted stock and were in the amounts of 48,216 and 46,206 shares for Messrs. Haight and Burleigh, respectively, and will vest in three equal annual installments beginning on June 6, 2015. The foregoing description of the awards does not purport to be complete and is qualified in its entirety by reference to the full text of the Midstates Petroleum Company, Inc. 2012 Long-Term Incentive Plan Form of Restricted Stock Agreement (Time Vesting), which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 27, 2013 and is incorporated herein by reference.

On June 9, 2014, Curtis A. Newstrom resigned as Senior Vice President — Business Development. Mr. Newstrom’s resignation will be effective July 3, 2014. Mr. Newstrom did not resign due to any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Form of Cash Retention Award

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midstates Petroleum Company, Inc.
(Registrant)

Date: June 9, 2014

	By:	/s/ Eric J. Christ
Eric J. Christ
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

No.		Description

10.1	—	Form of Cash Retention Award